Exhibit D.2

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
EASTERN TIME ON March 9, 2015 (UNLESS EXTENDED BY THE COMPANY)

MILLENNIUM INVESTMENT & ACQUISITION COMPANY INC.
CERTIFICATE OF SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK

Dear Stockholder:

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS YOU MUST COMPLETE BOTH SIDES OF THIS CERTIFICATE AND DELIVER THE COMPLETED CERTIFICATE, ALONG WITH PAYMENT OF THE SUBSCRIPTION PRICE FOR EACH SHARE OF COMMON STOCK SUBSCRIBED FOR AND ANY OTHER DOCUMENTS REQUIRED, TO THE SUBSCRIPTION AGENT BEFORE 5:00 P.M., EASTERN TIME, ON MARCH 9, 2015 (THE “EXPIRATION DATE”).

As the registered owner of the certificate below, you are entitled to one (1) subscription right for every three (3) shares of Common Stock of Millennium Investment & Acquisition Company Inc. (the “Company”) you owned of record as of January 26, 2015 , the record date for the rights offering. The Company will not issue fractional rights, but will instead round down the aggregate number of subscription rights you are entitled to receive to the nearest whole number. Each right entitles you to subscribe for one (1) share of Common Stock , par value of $0.0001 per share (“Common Stock ”), of the Company at a subscription price equal to 90% of the average of the last reported sales prices of a share of our Common Stock on the OTCQB marketplace on the date prior to the date on which the offer expires, as such date may be extended from time to time, and each of the four preceding trading days (the “Formula Price”), upon the terms and conditions described in the prospectus, dated February 20, 2015 , (the “Prospectus”), this certificate and the related instructions.

Stock certificates for shares of Common Stock for which you subscribe will be delivered as soon as practicable after the expiration of the rights offering, which we believe (but cannot assure) will be in the range of approximately 20 business days after the Expiration Date.

THE RIGHTS EVIDENCED BY THIS CERTIFICATE ARE NOT TRANSFERABLE.

Payment must be in United States dollars and must be received prior to the Expiration Date. Payment must be made by certified or cashier’s check drawn upon a U.S. bank or postal, telegraphic or express money order payable to “ Broadridge Corporate Issuer Solutions, Inc. as Subscription Agent for Millennium Investment & Acquisition Company Inc. ” or wire transfer of immediately available funds to the subscription account maintained by the Subscription Agent at Wells Fargo Bank, 420 Montgomery Street, San Francisco, CA 94104, ABA: 121000248, Account #: 4124218686 , Account name: “ Broadridge Corporate Issuer Solutions, Inc. as Subscription Agent for Millennium Investment & Acquisition Company Inc.” Please reference your rights control number on your check, money order or wire transfer.

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
EASTERN TIME ON MARCH 9, 2015 (UNLESS EXTENDED BY THE COMPANY)

MILLENNIUM INVESTMENT & ACQUISITION COMPANY INC.
SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK
(Complete appropriate section on reverse side of this form)

The registered owner of this rights certificate named below is entitled to the number of rights to subscribe for shares of common stock , par value of $0.0001 per share (“Common Stock ”), of Millennium Investment & Acquisition Company Inc. (the “Company”) shown above, in the ratio of one (1) share of Common Stock for each subscription right at the subscription price equal to 90% of the average of the last reported sales prices of a share of our Common Stock on the OTCQB marketplace on the date prior to the date on which the offer expires, as such date may be extended from time to time, and each of the four preceding trading days (the “Formula Price”), upon the terms and conditions described in the prospectus, dated February 20, 2015 , (the “Prospectus”), this certificate and the related instructions. Stock certificates for the shares of Common Stock subscribed for pursuant to this rights certificate will be delivered as soon as practicable after the expiration of the rights offering, which we believe (but cannot assure) will be in the range of approximately 20 business days after the Expiration Date. Any refund of payments of the subscription price for shares of Common Stock that the Company is unable to issue to you, or otherwise will be delivered as soon as practicable after the Expiration Date, without interest.

To exercise your Rights, please complete the form below.  You may not exercise rights in excess of those shown on this certificate.

Example: If you own 1,000 rights and wish to exercise 500 rights, you should multiply the number of rights times the subscription price to get the amount to enclose. Please refer to the Formula Price in the Prospectus and to the trading price of our Common Stock on the OTCQB Marketplace in calculating your subscription price.

Payment for Common Stock : You must pay for all shares of Common Stock you subscribe for in United States dollars, by certified or cashier’s check drawn upon a U.S. bank or postal, telegraphic or express money order payable to “ Broadridge Corporate Issuer Solutions, Inc. as Subscription Agent for Millennium Investment & Acquisition Company Inc.” or wire transfer of immediately available funds, to the subscription account maintained by the Subscription Agent at Wells Fargo Bank, 420 Montgomery Street, San Francisco, CA 94104, ABA: 121000248, Account #: 4124218686, Account name: “ Broadridge Corporate Issuer Solutions, Inc. as Subscription Agent for Millennium Investment & Acquisition Company Inc.” Please reference your rights control number on your check, money order or wire transfer. If you intend to make payment of the subscription price by wire transfer, please indicate so below and provide the name of the bank from which the funds will be wired. If you do not indicate the number of shares of Common Stock to be subscribed for below, or if you indicate a number of shares of Common Stock that does not agree with the aggregate subscription price payment you delivered, you will be deemed to have subscribed for the maximum number of whole shares of Common Stock that may be subscribed for the aggregate subscription price payment you delivered.

To: Broadridge Corporate Issuer Solutions, Inc. Attn: Reorganization Department	Expiration Date: March 9, 2015 (unless extended by the Company)

PLEASE FILL IN ALL APPLICABLE INFORMATION

By Mail: Broadridge Corporate Issuer Solutions, Inc. Attn: Reorganization Department P.O. Box 1317 Brentwood, NY 11717	By Overnight Courier or Hand Delivery : Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

Number of Shares		x		x
(1 Right = 1.00 share of Common Stock )	(No. of Shares You Wish to Exercise)		(Subscription Price)		(Total Amount Enclosed)

Over-Subscription Privilege	(No. of Shares You Wish to Purchase)		(Subscription Price)		(Total Amount Enclosed)

☐	I am enclosing a certified or cashier’s check drawn upon a U.S. bank or postal, telegraphic or express money order.

☐	I am paying the subscription price by wire transfer. The name of the bank from which the funds are being wired is as follows:

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Common Stock indicated hereon upon the terms and conditions specified in the enclosed Prospectus, receipt of which is acknowledged.	SECTION 3. SIGNATURE GUARANTEE

If required by the Prospectus, your signature must be guaranteed by:
Signature(s) of Subscribers(s)	a)a U.S. commercial bank or trust company or
b)a member firm of a registered national securities exchange or
c)a member of the Financial Industry Regulatory Authority or
d)a Stock Transfer Association approved medallion program.

SECTION 2. SPECIAL DELIVERY INSTRUCTIONS: Please mail certificates for shares of Common Stock for which I have subscribed or any cash payment to which I am entitled, as applicable, in accordance with the Prospectus to the following address (if other than shown on the reverse hereof):
Signature:
(Name of Bank or Firm)

Guaranteed by:
Address:	(Signature of Officer and Title)